Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 33-8813, 33-15523, 33-15787, 33-28428, 33-33750, 33-54069, 333-43563, 333-47019, 333-71553, 333-80403, 333-88257, 333-48906, 333-62820, 333-102140, 333-104420, 333-104421, and 333-105032) of Baxter International Inc. of our report dated June 21, 2006, relating to the financial statements of Baxter Healthcare Corporation of Puerto Rico Savings and Investment Plan, which appears in this Form 11-K.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
San Juan, Puerto Rico
June 27, 2006